As filed with the Securities and Exchange Commission on January 3, 2017

Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MONSTER DIGITAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	27-3948465
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2655 Park Center Drive, Unit C
Simi Valley, California 93065

(805) 955-4190

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

2012 OMNIBUS INCENTIVE PLAN

(Full Title of the Plan)

David Olert

Chief Financial Officer

2655 Park Center Drive, Unit C
Simi Valley, California 93065

(805) 955-4190

(Name, address, including zip code, telephone number, including area code, of agent for service)

Copies to:

Thomas J. Poletti, Esq.

Manatt, Phelps & Phillips, LLP

695 Town Center Drive, 14th Floor

Costa Mesa California, 92626

(714) 371-2501

(310) 371-2550 — Facsimile

Indicate by check mark whether the registrant is a large accelerated filer, accelerated filer, non-accelerated filer or smaller reporting company. See definition of “large accelerated filer, accelerated filer and smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.001 par value per share, to be issued upon exercise of outstanding options under the Registrant’s 2012 Omnibus Incentive Plan (2)	62,934	$8.54	$537,723	$62.32
Common stock, $0.001 par value per share, to be issued under the Registrant’s 2012 Omnibus Incentive Plan (3)(4)	907,416	$1.70	$1,542,607	$178.79

(1)	This Registration Statement covers, in addition to the number of shares of the Registrant’s common stock the (“Common Stock”) stated above, such indeterminate number of any additional shares of the Common Stock that may become issuable under the Registrant’s 2012 Omnibus Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or other similar transaction that results in an increase in the number of outstanding shares of the Common Stock effected without the Registrant’s receipt of consideration.
(2)	This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price of $8.54 represents the weighted average exercise price per share for outstanding options as of Decembers 29, 2016.
(3)	This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price of $1.70 represents the closing sales price of a share of the Common Stock as reported on the Nasdaq Capital Market on December 29, 2016.
(4)	Represents 907,416 shares of Common Stock available for issuance under the Plan, less shares of Common Stock underlying options granted, less shares of restricted stock not covered by this registration statement.

2

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the rules of the Securities and Exchange Commission (the “Commission”), this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of this registration statement will be sent or given to eligible employees as specified in Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Monster Digital, Inc. (the “Registrant”) with the Commission are incorporated herein by reference:

(a)       The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended June 30, 2016, filed with the Commission on August 15, 2016, and for the quarter ended September 30, 2016, filed with the Commission on November 16, 2016.

(b).      The description of the Common Stock included in the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-207938), filed with the Commission on July 7, 2016.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may read and copy any reports, statements or other information we have filed at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC’s website at http://www.sec.gov.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

3

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent of such corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, or vote of stockholders or disinterested directors or otherwise. Our certificate of incorporation and bylaws provide for the indemnification of our directors and officers to the fullest extent authorized by, and subject to the conditions set forth in the Delaware law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation for certain limitations on a director being personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Company’s certificate of incorporation provides for such elimination of liability to provide that the Company’s directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Company or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under section 174 of the Delaware law, relating to unlawful payment of dividends or unlawful stock purchases or redemption of stock; and

•	for any transaction from which the director derives an improper personal benefit.

As a result of this provision, the Company and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care. The Company maintains directors and officers liability insurance.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following documents are filed as exhibits to this registration.

Exhibit Number	Description
4.1	Certificate of Monster Digital, as amended (filed as Exhibit 3.1 to Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-207938), filed with the Commission on July 7, 2016).
5.1	Opinion of Manatt, Phelps & Phillips, LLP*
23.1	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1).
23.2	Consent of CohnReznick LLP, Independent Registered Public Accounting Firm*
24.1	Powers of Attorney (included on the signature page hereof)*
99.1	2012 Omnibus Incentive Plan (filed as Exhibit 10.2 to Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-207938), filed with the Commission on November 10, 2015)
99.2	Form of Stock Option Award Agreement and Notice of Grant of Stock Option Award under the 2012 Omnibus Incentive Plan (filed as Exhibit 10.2 to Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-207938), filed with the Commission on November 10, 2015).
99.3	Form of Restricted Stock Award Agreement and Notice of Grant of Restricted Stock Award under the 2012 Omnibus Incentive Plan (filed as Exhibit 10.3 to Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-207938), filed with the Commission on November 10, 2015)
99.4	Form of Restricted Stock Unit Award Agreement and Notice of Grant of Restricted Stock Unit Award under the 2012 Omnibus Incentive Plan (filed as Exhibit 10.4 to Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-207938), filed with the Commission on November 10, 2015)

*Filed herewith

4

Item 9. Undertakings.

The Registrant hereby undertakes:

(a) (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no greater than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)        That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof; and

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by final adjudication of such issue.

5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Simi Valey, State of California, on this 3rd day of January, 2017.

MONSTER DIGITAL, INC.

/s/ David Olert
Name:	David Olert
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, each person whose signature appears below constitutes and appoints David Clarke and David Olert and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and any amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Clarke	Chief Executive Officer and Director (Principal Executive Officer)	January 3, 2017
David Clarke

/s/ David Olert	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	January 3, 2017
David Olert

/s/ Jonathan Clark	Interim President and Director	January 3, 2017
Jonathan Clark

/s/ Robert Machinist	Director	January 3, 2017
Robert Machinist

/s/ Chris Miner	Director	January 3, 2017
Chris Miner

/s/ Steven Barre	Director	January 3, 2017
Steven Barre

S-1

EXHIBIT INDEX

Exhibit Number	Description
4.1	Certificate of Monster Digital, as amended (filed as Exhibit 3.1 to Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-207938), filed with the Commission on July 7, 2016).
5.1	Opinion of Manatt, Phelps & Phillips, LLP*
23.1	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1).
23.2	Consent of CohnReznick LLP, Independent Registered Public Accounting Firm*
24.1	Powers of Attorney (included on the signature page hereof).*
99.1	2012 Omnibus Incentive Plan (filed as Exhibit 10.2 to Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-207938), filed with the Commission on November 10, 2015)
99.2	Form of Stock Option Award Agreement and Notice of Grant of Stock Option Award under the 2012 Omnibus Incentive Plan (filed as Exhibit 10.2 to Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-207938), filed with the Commission on November 10, 2015).
99.3	Form of Restricted Stock Award Agreement and Notice of Grant of Restricted Stock Award under the 2012 Omnibus Incentive Plan (filed as Exhibit 10.3 to Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-207938), filed with the Commission on November 10, 2015)
99.4	Form of Restricted Stock Unit Award Agreement and Notice of Grant of Restricted Stock Unit Award under the 2012 Omnibus Incentive Plan (filed as Exhibit 10.4 to Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-207938), filed with the Commission on November 10, 2015)

*Filed herewith